UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2025

Illumina, Inc.

(Exact name of registrant as specified in its charter)

001-35406

(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122

(Address of principal executive offices) (Zip code)

(858) 202-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 10, 2025, Illumina, Inc. (“Illumina”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein, for the issuance and sale by Illumina of $500,000,000 aggregate principal amount of its 4.750% notes due 2030 (the “Notes”).

The offering is expected to close on November 25, 2025, subject to customary closing conditions.

Illumina expects to use the net proceeds from the offering for general corporate purposes, which may include repayment of its 5.800% notes due December 12, 2025 and the completion of the proposed acquisition of SomaLogic, Inc. and the payment of any fees and expenses related thereto.

The Notes will be issued and sold pursuant to a Registration Statement on Form S-3 (Registration No. 333-281921) under the Securities Act of 1933, as amended, that Illumina filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2024. Illumina is filing the Underwriting Agreement as part of this Current Report on Form 8-K for purposes of such Registration Statement. The description of the Underwriting Agreement set forth above is qualified by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated November 10, 2025 between Illumina and Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2025

ILLUMINA, INC.,

By	/s/ Ankur Dhingra
Name: Ankur Dhingra Title: Chief Financial Officer